Exhibit 99.1

Release date:

March 3, 2005

TULLY’S COFFEE ANNOUNCES LIMITED EXTENSION OF RIGHTS OFFERING

SEATTLE – Tully’s Coffee Corporation (Tully’s) announced today that its Board of Directors has approved a limited extension for the offering of its common stock and investment units through the distribution of subscription rights to its shareholders. The rights offering is pursuant to a registration statement that was declared effective by the Securities and Exchange Commission (“SEC”) on January 11, 2005.

During the evaluation of subscriptions received in the rights offering, the company determined that the subscription materials for a small number of shareholders erroneously indicated that certain primary subscription rights were unavailable to them. The Board of Directors approved an extension of the offering to this group of shareholders to provide them with corrected subscription materials and an additional period in which to exercise their subscription rights. Except for this limited extension, the rights offering expired, effective February 8, 2005.

As previously announced on February 9, 2005, Tully’s is conducting a review of its accounting with respect to leases, and expects to restate certain of its prior financial statement information upon the completion of this analysis. The company expects to file an amendment to the registration statement for the rights offering with the SEC that includes the restated financial information later this month. Tully’s expects to provide this updated information to those shareholders who have submitted subscriptions in the rights offering to permit these subscribers to consider the restated financial statement information before completing their subscriptions. This updated information also will be provided to the shareholders who are entitled to participate in the extension of the offering.

“We are reviewing our lease accounting to determine the extent to which any of the issues recently disclosed by other members of the retail community apply to Tully’s,” said Kristopher S. Galvin, Tully’s executive vice president and CFO. “Unfortunately, we cannot conclude our rights offering until we finish this analysis and issue our adjusted financial information.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 or through the internet site maintained by the SEC at http://www.sec.gov. Copies of all or any part of the registration statement may be obtained from the SEC’s offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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TULLY’S COFFEE ANNOUNCES LIMITED EXTENSION OF RIGHTS OFFERING

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Founded in 1992, Tully’s Coffee Corporation is a leading specialty coffee retailer, wholesaler and roaster. Tully’s three operating divisions include retail, wholesale and international. The retail division operates specialty retail stores in Washington, Oregon, California, and Idaho, serving premium coffees from around the world, along with other complementary products. The wholesale division distributes Tully’s fine coffees and related products through offices, food service outlets and leading supermarkets throughout the West. Tully’s specialty division supports Tully’s licensees in the United States and Asia. Tully’s corporate headquarters and roasting plant are located in Seattle at 3100 Airport Way S. For more information, call (800) 96-Tully or visit the Web site at www.tullys.com.

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Richmond Public Relations
Tel: (206) 682-6979 / Cell: (206) 595-2593
jasonh@richmondpr.com / wendyo@richmondpr.com